Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 16, 2009 relating to the consolidated financial statements of Fortinet, Inc. and subsidiaries appearing in the Prospectus filed on November 18, 2009 by Fortinet, Inc. (“Company”) pursuant to Rule 424(b) under the Securities Act of 1933, relating to the Company’s Registration Statement No. 333-161190 on Form S-1.

/s/ DELOITTE & TOUCHE LLP

San Jose, California

November 25, 2009